Exhibit 23.4   Consent of Alex. Brown & Sons, Incorporated
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                                                                    Exhibit 23.4

                   CONSENT OF ALEX. BROWN & SONS, INCORPORATED

     We hereby consent to the inclusion of our opinion dated August 17, 1995 as an Annex to the Proxy Statement-Prospectus filed as part of the Registration Statement on Form S-4 of Webster Financial Corporation, and to the references to our firm as Financial Adviser to Shelton Savings Bank and to our opinion contained in said Proxy Statement-Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                              Alex. Brown & Sons, Incorporated


                                              By  /s/ J. Adam Hitt
                                                 --------------------------
                                                  J. Adam Hitt
                                                  Principal

Date:  September 6, 1995
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